Exhibit 99.1

Contacts:

Christopher Taylor

Investor Relations

781-398-2466

Sarah Emond

Media Relations

781-398-2544

For Immediate Release

Genome Therapeutics and Genesoft Pharmaceuticals Complete Merger to Form Biopharmaceutical Company Focused on Anti-Infectives

— Common stock offering raises $88.2 million in gross proceeds —

— Product portfolio led by FDA-approved antibiotic FACTIVE® (gemifloxacin mesylate) tablets —

Waltham, Mass. and South San Francisco, Calif., February 6, 2004 – Genome Therapeutics Corp. (Nasdaq: GENE) has completed its merger with Genesoft Pharmaceuticals and its related common stock offering, effective today. The Company’s product portfolio now includes the FDA-approved fluoroquinolone antibiotic, FACTIVE® (gemifloxacin mesylate) tablets, approved for two indications.

“With the capital resources we have raised and the experienced commercial and development teams we are building, we are preparing for the launch of FACTIVE tablets in the U.S. later this year,” stated Steven M. Rauscher, President and Chief Executive Officer of Genome Therapeutics. “Through this merger, we have created an opportunity to build value by establishing an operating company focused on the development and commercialization of anti-infective pharmaceutical products.”

Genome Therapeutics’ common stock offering conducted in conjunction with the merger raised a total of $88.2 million in gross proceeds, for total net proceeds of approximately $80 million after expenses and fees. J.P. Morgan Securities Inc. acted as the lead placement agent for the financing and Legg Mason Wood Walker, Incorporated was co-placement agent. In the offering, the Company sold 16.8 million shares at $5.25 per share. The capital resources raised in conjunction with the merger will be used primarily to prepare for the U.S. launch of FACTIVE tablets, anticipated to commence in the summer of 2004, and to fund additional clinical development programs.

With the completion of both the financing and the merger transaction, Genome Therapeutics has approximately $110 million dollars in cash and equivalents and 73.5 million shares outstanding. Under the merger agreement, Genesoft shareholders will receive 1.19 shares of Genome Therapeutics common stock for each share of Genesoft common stock. In connection with the closing of the merger, Genome Therapeutics assumed approximately $22 million in Genesoft debt, restructured at a 5% annual interest rate, by issuing promissory notes of Genome Therapeutics that are convertible, at the option of the holder, into shares of Genome Therapeutics common stock at a price of $6.6418 per share. As part of the planned integration and transformation process, Genome Therapeutics has taken steps to reduce redundancy and its investment in early-stage discovery research. The Company presently has 60 employees in two offices and plans to continue to expand its sales and marketing team as it prepares for the launch of FACTIVE tablets.

Merger Close

February 6, 2004

Life Science Group, an investment banking firm focused exclusively on the healthcare field, served as an advisor to Genome Therapeutics on the transactions. Genome Therapeutics’ Board of Directors received a fairness opinion from Harris Nesbitt Gerard in connection with the merger. Genesoft was advised by Merrill Lynch with respect to this merger.

David Singer, founding CEO of Genesoft and Affymetrix, will serve as Chairman of the new Board of Directors for Genome Therapeutics, and will be joined by: Luke Evnin, Ph.D., Managing Director of MPM Asset Management, Robert Hennessey, former Chairman and CEO of Genome Therapeutics, Vernon Loucks, Jr., former Chairman and CEO of Baxter International, Steven Rauscher, President and CEO of Genome Therapeutics, William Reardon, former life sciences industry practice partner at PricewaterhouseCoopers, Norbert Riedel, Ph.D., Corporate Vice President and Chief Scientific Officer at Baxter International, William Rutter, Ph.D., Professor Emeritus of Biochemistry at the University of California, San Francisco and Founder of Chiron, and David Stone, Managing Director of Flagship Ventures.

The Company intends to seek shareholder approval of a new name in the coming months, and until then will retain the name Genome Therapeutics Corp. and continue to trade under the ticker “GENE”. The Company will be headquartered in Waltham, Massachusetts.

About FACTIVE® (gemifloxacin mesylate) Tablets

FACTIVE tablets are orally administered, broad-spectrum fluoroquinolone antibiotics to which Genome Therapeutics has licensed all North American and European rights for commercialization. FACTIVE tablets are approved for the treatment of community-acquired pneumonia of mild to moderate severity* and for treating acute bacterial exacerbations of chronic bronchitis**.

FACTIVE tablets should only be used to treat infections that are proven or strongly suspected to be caused by bacteria. It does not treat viral infections. The most common side effects include diarrhea, rash, nausea and headache. Rash is generally mild to moderate in nature, and more likely to occur if taken for longer than the recommended course. In addition, the safety and effectiveness of FACTIVE tablets in children, adolescents, pregnant women, and lactating women have not been established. Gemifloxacin may prolong the QT interval in some patients and should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders, and patients receiving class 1A or class III antiarrhythmic agents. For complete prescribing information, please see the package insert, available at www.factive.com.

* Caused by Streptococcus pneumoniae (including multi-drug resistant strains), Haemophilus influenzae, Moraxella catarrhalis, Mycoplasma pneumoniae, Chlamydia pneumoniae or Klebsiella pneumoniae.

** Caused by Streptococcus pneumoniae, Haemophilus influenzae, Haemophilus parainfluenzae or Moraxella catarrhalis.

About Genome Therapeutics

Genome Therapeutics, which recently merged with Genesoft Pharmaceuticals, is a biopharmaceutical company committed to the clinical development and commercialization of novel anti-infective therapeutics. The Company is preparing for a launch in the summer of 2004 of its lead product, FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for two indications: community-acquired pneumonia of mild to moderate severity and acute bacterial exacerbations of chronic bronchitis.

In addition to an FDA-approved fluoroquinolone antibiotic, the Company also has a novel antibiotic candidate, Ramoplanin, in Phase II and Phase III development for the prevention and treatment of serious hospital-acquired infections. The Company’s preclinical programs include an oral peptide deformylase

Merger Close

February 6, 2004

inhibitor series for the potential treatment of respiratory tract infections as well as development of a FACTIVE® intravenous formulation. For more information, please visit www.genomecorp.com.

Forward-Looking Statement for Genome Therapeutics

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These factors include the risk that the two companies’ businesses will not be integrated successfully and the significant costs related to the integration. In addition, our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, the product may not gain market acceptance due to competition from competing products or unanticipated safety or efficacy issues. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved as a result of, for example, failures in future clinical trials or safety concerns. We continue to be subject to the risks related to our lead product candidate, Ramoplanin, such as (i) our inability to obtain regulatory approval to commercialize Ramoplanin due to negative, inconclusive or insufficient clinical data and (ii) delays in the progress of our clinical trials for Ramoplanin, and increased cost, due to the pace of enrollment of patients in the trials or fluctuations in the infection rate of enrolled patients. We are also subject to risks related to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. In addition, we are subject to the risk factors set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003, in our Current Report on Form 8-K/A filed on January 30, 2004 and those set forth in other filings that we may make with the Securities and Exchange Commission from time to time.

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